INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         On October 15, 2002, RF Micro Devices, Inc. (RF Micro) entered into an agreement to acquire Resonext Communications, Inc. (Resonext), a privately held company providing complete, highly integrated silicon complementary metal-oxide-semiconductor (CMOS) wireless local area network (WLAN) solutions for 802.11a and multi-band (802.11a/b/g) platforms. The acquisition of Resonext would expand RF Micro's total addressable market, complement RF Micro's growing presence in 802.11b products and leverage RF Micro's expertise in multi-standard power amplifiers (PAs). RF Micro has agreed to issue $133.0 million in stock, subject to a collar on RF Micro's stock price between $6.00 and $9.50 per share, for all the outstanding shares of capital stock of Resonext, including the shares issuable upon exercise of outstanding warrants and employee stock options. The number of shares to be issued by RF Micro will be determined when the transaction is closed (using an average price based on a trailing 20-trading day period ending two days before closing). The minimum number of shares to be issued by RF Micro will be 14.000 million (equivalent to $9.50 per share) and the maximum number of shares will be 22.167 million (equivalent to $6.00 per share). The transaction is subject to the approval of Resonext's shareholders and other closing conditions and is expected to close during RF Micro's third fiscal quarter ending December 31, 2002.

         The acquisition will be accounted for using the purchase method of accounting. The total cost of the acquisition has been preliminarily allocated to the assets that will be acquired and liabilities that will be assumed based upon their respective fair values as determined through preliminary appraisals and internal estimates. The actual allocation of the purchase price, and the resulting effect on income, may materially differ from the unaudited pro forma amounts included herein once the acquisition is closed and an independent firm has completed the final valuation analysis.

         RF Micro anticipates that as a result of the acquisition, the combined company will incur direct costs related to the business combination ranging from approximately $5.0 million to $6.0 million. These direct costs will be accounted for as part of RF Micro's purchase price allocation.

         The following unaudited pro forma combined financial statements give effect to RF Micro's acquisition of Resonext as a purchase transaction. The unaudited pro forma combined financial statements are based on the respective historical consolidated financial statements and the accompanying notes of RF Micro and Resonext. RF Micro reports its financial results on a fiscal year basis ending March 31. Resonext reports its financial results on a calendar year basis ending December 31. The unaudited pro forma combined balance sheet assumes that the acquisition took place on June 30, 2002 and combines RF Micro's June 30, 2002 unaudited consolidated balance sheet with Resonext's June 30, 2002 unaudited consolidated balance sheet. The unaudited pro forma combined statements of operations assume that the acquisition took place as of the beginning of the periods presented. RF Micro's unaudited consolidated statement of operations for the first quarter ending June 30, 2002 has been combined with Resonext's unaudited consolidated statement of operations for its second quarter ending June 30, 2002. RF Micro's audited consolidated statement of operations for the fiscal year ended March 31, 2002 has been combined with Resonext's audited consolidated statement of operations for the year ended December 31, 2001. RF Micro uses a 52- or 53-week fiscal year ending on the Saturday closest to March 31 of each year, and the first fiscal quarter of each fiscal year ends on the Saturday closest to June 30; however, in this report RF Micro's fiscal year is described as ending on March 31 and the first quarter of each fiscal year is described as ending on June 30.

         The unaudited pro forma combined financial statements are based on the assumptions set forth in the notes to such statements. The unaudited pro forma adjustments made in connection with the development of the unaudited pro forma information have been made solely for purposes of developing such unaudited pro forma information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission (SEC). The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods or the combined financial position or the results that actually would have been realized had the entities been a single entity during these periods.

         RF Micro does not expect any additional tax benefits as a result of the transaction as each entity is currently in a net operating loss position and any such benefits would be fully offset by a valuation allowance. As a result, there is no estimated tax effect recorded in the unaudited pro forma adjustments.

         These unaudited pro forma combined financial statements should be read in conjunction with historical consolidated financial statements and the related notes thereto of RF Micro and Resonext.




                                               RF MICRO DEVICES, INC. AND SUBSIDIARIES

                                             UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                                                           (In thousands)

                                                                       RESONEXT
                                                     RF MICRO       COMMUNICATIONS
                                                  AS OF JUNE 30,    AS OF JUNE 30,     PRO FORMA                PRO FORMA
                                                       2002              2002         ADJUSTMENTS    NOTES     COMBINED (1)
                                                    ----------      --------------   -------------  --------  --------------
ASSETS
Current assets:
    Cash and cash equivalents                        $ 172,839         $ 39,895         $      -               $ 212,734
    Short-term investments                             177,979                -                -                 177,979
    Accounts receivable, net                            53,031                -                -                  53,031
    Recoverable income tax                               6,329                -                -                   6,329
    Inventories                                         48,119                -                -                  48,119
    Other current assets                                 6,097              210                -                   6,307
                                                     ----------       ----------       ---------                ---------
      Total current assets                             464,394           40,105                -                 504,499

Property and equipment, net                            226,205            2,789                -                 228,994
Intangible assets, net                                  11,297                -           25,402     4, 5         36,699
Goodwill                                                34,525                -           54,567        4         89,092
Other non-current assets                                 3,912              105                -                   4,017
                                                     ----------       ---------        ---------                ---------
         TOTAL ASSETS                                 $740,333         $ 42,999         $ 79,969                $863,301
                                                      ========          =======         ========                ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                 $  18,871         $  1,218         $      -               $  20,089
    Accrued liabilities                                 20,437            2,919            5,500        2         28,856
    Current obligations under capital leases             2,338                -                -                   2,338
                                                     ---------         ---------        ---------               ---------
         Total current liabilities                      41,646            4,137            5,500                  51,283

Long-term debt, net                                    294,646                -                -                 294,646
Obligations under capital leases, less current              20                -                -                      20
maturities

Other long-term liability                               11,093                3                -                  11,096
                                                     ---------         ---------        ---------               ---------
         Total liabilities                             347,405            4,140            5,500                 357,045

Shareholders' equity:

    Preferred stock, no par value; 5,000 shares
     authorized; no shares issued and outstanding            -               35              (35)                      -
    Common stock, no par value; 500,000 shares
     authorized; (RFMD: 168,340 shares; 190,507 on a
     pro forma combined basis)                         280,838                5          127,435     4, 6        408,278
    Additional paid-in capital                          64,665           68,792          (63,232)       3         70,225
    Deferred compensation                              (18,634)               -           (5,560)       3        (24,194)
    Accumulated other comprehensive loss, net of tax    (7,099)               -                -                  (7,099)
    Retained earnings                                   73,158          (29,973)          15,861     4, 7         59,046
                                                     ---------         ---------        ---------               ---------
         Total shareholders' equity                    392,928           38,859           74,469                 506,256
                                                     ---------         ---------        ---------               ---------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY  $ 740,333         $ 42,999         $ 79,969               $ 863,301
                                                      =========          =======         ========               =========



         The acquisition will be accounted for using the purchase method of accounting. The total cost of the acquisition has been preliminarily allocated to the assets that will be acquired and liabilities that will be assumed based upon their respective fair values as determined through preliminary appraisals and internal estimates. The actual allocation of the purchase price, and the resulting effect on income, may materially differ from the unaudited pro forma amounts included herein once the acquisition is closed and an independent firm has completed the final valuation analysis.




                                               RF MICRO DEVICES, INC. AND SUBSIDIARIES

                                        UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                                           (In thousands)

                                          RF MICRO DEVICES           RESONEXT
                                            THREE MONTHS          COMMUNICATIONS
                                           ENDED JUNE 30,          THREE MONTHS            PRO FORMA                  PRO FORMA
                                               2002            ENDED JUNE 30, 2002        ADJUSTMENTS      NOTES     COMBINED (1)
                                       -------------------    --------------------    ------------------ -------- -----------------
Revenue:
     Product sales                             $ 103,704               $       -               $     -                  $ 103,704
     Engineering revenue                             238                       -                     -                        238
                                                ---------              ---------              ---------                  ---------
Total revenue                                    103,942                       -                     -                    103,942

Operating costs and expenses:
     Cost of goods sold                           62,504                       -                     -                     62,504
     Research and development                     23,051                   4,209                 1,747     3, 5            29,007
     Marketing and selling                         8,414                     300                     -                      8,714
     General and administrative                    4,200                     519                     -                      4,719
     Other operating expenses                        742                       -                     -                        742
                                                ---------              ---------              ---------                  ---------
Total operating costs and expenses                98,911                   5,028                 1,747                    105,686
                                                ---------              ---------              ---------                  ---------
Income (loss) from operations                      5,031                  (5,028)               (1,747)                    (1,744)

Other income (expense):

     Interest income                               1,868                     117                     -                      1,985
     Interest expense                             (4,496)                    (31)                    -                     (4,527)
     Other, net                                      (17)                      -                     -                        (17)
                                                ---------              ---------              ---------                  ---------

Income (loss) before income taxes                  2,386                  (4,942)               (1,747)                    (4,303)
                                                ---------              ---------              ---------                  ---------

Income tax expense                                    37                       -                     -                         37
                                                ---------              ---------              ---------                  ---------
Net income (loss)                              $   2,349               $  (4,942)              $(1,747)                 $  (4,340)
                                               ==========              ==========             ==========                ==========

Net income (loss) per share :
     Basic                                     $    0.01                                                                $   (0.02)
     Diluted                                   $    0.01                                                                $   (0.02)

Weighted average shares outstanding used in per share calculation:

     Basic                                       167,938                                        21,240        6           189,178
     Diluted                                     174,529                                        21,240        6           189,178


         The acquisition will be accounted for using the purchase method of accounting. The total cost of the acquisition has been preliminarily allocated to the assets that will be acquired and liabilities that will be assumed based upon their respective fair values as determined through preliminary appraisals and internal estimates. The actual allocation of the purchase price, and the resulting effect on income, may materially differ from the unaudited pro forma amounts included herein once the acquisition is closed and an independent firm has completed the final valuation analysis.

                                               RF MICRO DEVICES, INC. AND SUBSIDIARIES

                                        UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                                           (In thousands)

                                                       RF MICRO            RESONEXT
                                                   FISCAL YEAR ENDED    COMMUNICATIONS
                                                        MARCH 31,     CALENDAR YEAR ENDED        PRO FORMA             PRO FORMA
                                                          2002         DECEMBER 31, 2001        ADJUSTMENTS  NOTES    COMBINED (1)
                                                  ------------------  -------------------      ------------ ------- ---------------
Revenue:

     Product sales                                       $ 367,387                     -                 -               $ 367,387
     Engineering revenue                                     1,921                     -                 -                   1,921
                                                        ----------             ----------        ----------              ----------
Total revenue                                              369,308                     -                 -                 369,308

Operating costs and expenses:
     Cost of goods sold                                    248,965                                       -                 248,965
     Research and development                               74,445                12,671             6,988    3, 5          94,104
     Marketing and selling                                  28,993                   696                 -                  29,689
     General and administrative                             14,224                 2,030                 -                  16,254
     Other operating expenses                               14,085                     -                 -                  14,085
     Impairment of long-lived assets                         6,801                     -                 -                   6,801
                                                         ----------             ----------        ----------              ----------
Total operating costs and expenses                         387,513                15,397             6,988                 409,898
                                                         ----------             ----------        ----------              ----------
Loss from operations                                       (18,205)              (15,397)           (6,988)                (40,590)

Other income (expense):
     Interest income                                        12,166                   743                 -                  12,909
     Interest expense                                      (17,195)                 (240)                -                 (17,435)
     Other, net                                             (4,179)                    -                 -                  (4,179)
                                                         ----------             ----------        ----------              ----------

Loss before income taxes                                   (27,413)              (14,894)           (6,988)                (49,295)
                                                         ----------             ----------        ----------              ----------

Income tax benefit                                          (6,829)                     -                -                  (6,829)
                                                         ----------             ----------        ----------              ----------
Net loss                                                 $ (20,584)              (14,894)           (6,988)              $ (42,466)
                                                         ==========             ==========        ==========              ==========

Net loss per share:
     Basic                                               $   (0.12)                                                      $   (0.23)
     Diluted                                             $   (0.12)                                                      $   (0.23)

Weighted average shares outstanding used in per share calculation:

     Basic                                                 165,827                                  21,240       6         187,067
     Diluted                                               165,827                                  21,240       6         187,067


         The acquisition will be accounted for using the purchase method of accounting. The total cost of the acquisition has been preliminarily allocated to the assets that will be acquired and liabilities that will be assumed based upon their respective fair values as determined through preliminary appraisals and internal estimates. The actual allocation of the purchase price, and the resulting effect on income, may materially differ from the unaudited pro forma amounts included herein once the acquisition is closed and an independent firm has completed the final valuation analysis.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1.       PERIODS COMBINED

         RF Micro's unaudited consolidated balance sheet as of June 30, 2002 has been combined with Resonext's unaudited consolidated balance sheet as of June 30, 2002. RF Micro's financial results are reported on a fiscal year basis ending March 31. Resonext's financial results are reported on a calendar year basis ending December 31. RF Micro uses a 52- or 53-week fiscal year ending on the Saturday closest to March 31 of each year and, the first fiscal quarter of each year ends on the Saturday closest to June 30; however, in this report RF Micro's fiscal year is described as ending on March 31 and the first quarter of each fiscal year is described as ending on June 30.

         The acquisition will be accounted for using the purchase method of accounting. The total cost of the acquisition has been preliminarily allocated to the assets that will be acquired and liabilities that will be assumed based upon their respective fair values as determined through preliminary appraisals and internal estimates. The actual allocation of the purchase price, and the resulting effect on income, may materially differ from the unaudited pro forma amounts included herein once the acquisition is closed and an independent firm has completed the final valuation analysis.

         RF Micro's unaudited consolidated statement of operations for the first quarter ended June 30, 2002 has been combined with Resonext's unaudited consolidated statement of operations for the second quarter ended June 30, 2002 and excludes Resonext's unaudited consolidated statement of operations for the first quarter ended March 31, 2002. Resonext reported sales of $0.0 million and net loss of $4.7 million for its first quarter ended March 31, 2002. RF Micro's audited consolidated statement of operations for the fiscal year ended March 31, 2002 has been combined with Resonext's audited consolidated statement of operations for the year ended December 31, 2001.

         The periods combined for purposes of presenting the unaudited pro forma combined statements of operations are not necessarily indicative of the periods expected to be combined for purposes of RF Micro's Annual Report on Form 10-K for the year ended March 31, 2003, which is expected to be filed with the SEC in June 2003.

2.       DIRECT COSTS OF BUSINESS COMBINATION

         RF Micro estimates that as a result of the acquisition the combined company will incur direct costs of the business combination ranging from approximately $5.0 million to $6.0 million. The unaudited pro forma adjustment is estimated at $5.5 million. These costs consist of investment banking, legal, accounting, filings with regulatory agencies, financial printing and other related costs. The direct costs of the business combination will be included in RF Micro's purchase price allocation in accordance with the Financial Accounting Standards Board (FASB) Statement of Financial Standards No. 141, "Business Combinations". The unaudited pro forma combined balance sheets give effect to such direct costs as if they had been incurred as of June 30, 2002.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

3.       DEFERRED COMPENSATION

         In accordance with the FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44), RF Micro will record the intrinsic value, measured as the difference between the grant price and fair market value on the acquisition consummation date, of unvested options and unvested common shares assumed in the acquisition as deferred stock compensation. Deferred stock compensation, is preliminarily estimated at an aggregate of $5.6 million, will be recorded as a separate component of shareholders' equity and will be amortized over the vesting term of the related options and shares.

         Unaudited pro forma adjustments for amortization of deferred compensation are estimated to be on a quarterly basis of $0.7 million and an annual basis of $3.0 million. The deferred compensation will impact income
(loss) in the periods immediately subsequent to the acquisition and progressively eliminate over the vesting periods; therefore, the estimated effect of these purchase adjustments on reported results of operations are as follows: (in thousands)

                                      DEFERRED
                                    COMPENSATION
          FISCAL YEAR               AMORTIZATION
       -------------------        ---------------
       2003                            $     705
       2004                                3,001
       THEREAFTER                          1,854
                                  ---------------
          TOTAL                        $   5,560
                                  ===============

         The unaudited pro forma combined balance sheets give effect to such charges as if they had been incurred as of June 30, 2002, and the unaudited pro forma combined statements of operations give effect to such charges as if the transaction had occurred at the beginning of the interim and annual periods presented.

4.       PURCHASE PRICE

         The estimated aggregate purchase price of the Resonext acquisition is $132.9 million, consisting of 21.24 million shares of common stock, warrants and vested stock options at an estimated at a value of $6.00 per share ($127.4 million), and approximately $5.5 million of direct acquisition cost. The deferred compensation related to the unvested options and unvested common shares to be assumed in the acquisition are estimated at $5.6 million and is not a component of the purchase price in accordance with FIN 44 (Note 3).

RF MICRO DEVICES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

4.         PURCHASE PRICE (CONTINUED)

         The estimated purchase price of $132.9 million has been preliminarily allocated to the assets acquired and liabilities assumed as follows (in thousands):

          Total purchase price                                         $ 132,940

          Total assets                                                 $  42,999
          Identifiable intangible assets                                   1,882
          Technology                                                      23,520
          Total liabilities                                               (4,140)
          In-process R&D                                                  14,112
                                                             --------------------
               Total allocated                                         $  78,373
                                                             --------------------

          Resulting goodwill                                           $  54,567
                                                             ====================


         The acquisition will be accounted for using the purchase method of accounting. The total cost of the acquisition has been preliminarily allocated to the assets that will be acquired and liabilities that will be assumed based upon their respective fair values as determined through preliminary appraisals and internal estimates. The actual allocation of the purchase price, and the resulting effect on income, may materially differ from the unaudited pro forma amounts included herein once the acquisition is closed and an independent firm has completed the final valuation analysis.

5.       INTANGIBLE AMORTIZATION

         RF Micro expects to record approximately $25.4 million of acquired intangible assets, with estimated average useful lives of seven years for the technology intangibles and three years for the remaining intangibles in connection with the business combination. Unaudited pro forma adjustments for amortization of such intangibles are estimated to be $1.0 million on a quarterly basis and $4.0 million on an annual basis.

         The unaudited pro forma combined balance sheets give effect to such charges as if they had been incurred as of June 30, 2002, and the unaudited pro forma combined statements of operations give effect to such charges as of the beginning of the interim periods ending June 30, 2002 and the annual periods ending December 31, 2001 and March 31, 2002.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

6.          EXCHANGE OF STOCK

             RF Micro has agreed to issue $133.0 million in stock, subject to a collar on RF Micro's stock price between $6.00 and $9.50 per share, for all the outstanding shares of capital stock of Resonext, including the shares issuable upon exercise of outstanding warrants and employee stock options. The number of shares to be issued by RF Micro will be determined when the transaction is closed (using an average price based on a trailing 20-trading day period ending two days before closing). The minimum number of shares to be issued by RF Micro will be 14.000 million (equivalent to $9.50 per share) and the maximum number of shares will be 22.167 million (equivalent to $6.00 per share). The transaction is subject to the approval of Resonext's shareholders and other closing conditions and is expected to close during RF Micro's third fiscal quarter ending December 31, 2002.

         The unaudited pro forma basic net loss per share assumes vested shares and options to be issued in connection with the acquisition were outstanding as of the beginning of the period presented and represents an estimated 21.240 million shares at a purchase price of $6.00 per share. The unaudited pro forma dilutive net loss per share excludes the potential dilutive effect of unvested shares and options to be issued in connection with the acquisition representing a total of approximately 0.927 million dilutive shares because the effect of their inclusion will be anti-dilutive based on the unaudited pro forma combined losses for each of the periods presented. (Note 4)

7.       IN-PROCESS RESEARCH AND DEVELOPMENT

         As a result of the acquisition, RF Micro estimates that it will record a one-time charge of a preliminarily estimated amount of $14.1 million for purchased in-process research and development related to development projects that have not reached technological feasibility, have no alternative future use, and for which successful development is uncertain.

             The unaudited pro forma combined balance sheets give effect to such charges as if they had been incurred as of June 30, 2002, but the effects of these costs have not been reflected in the unaudited pro forma combined statements of operations as they are nonrecurring in nature.